                                                                   Exhibit T3A-4

    STATE OF DELAIJARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FIIEO O1;OO PM 01/12/1595
  950006621 -- 2470550

                          CERTIFICATE OF INCORPORATION

                                       OF

                        OGDEN YORKSHIRE ACQUISITION, INC.

         1.       The name of the corporation is:

                        OGDEN YORKSHIRE ACQUISITION, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of common stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Dollars ($100.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot

         6.       The name and mailing address of the incorporator is:

                               M.A. Brzoska
                               Corporation Trust Center
                               1209 Orange Street
                               Wilmington, Delaware 191101

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of January, 1995.

                                /s/  M.A. Brzoska
                                ---------------------------------

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

                                                                   Exhibit T3A-4

                                STATE OF OELAUARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:OO AM 02/05/1996
                              960035056 -- 2470550

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1.       The name of the corporation (hereinafter called the "corporation") is

                        OGDEN YORKSHIRE ACQUISITION INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation baa authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/15, 1996

                                            /s/
                                          --------------------------------------
                                                  Authorized Officer

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

                                                                  Exhibit T3A-4

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                        OGDEN YORKSHIRE ACQUISITION, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN YORKSHIRE ACQUISITION, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                           Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA ACQUISITION, INC.

                  3+       The amendment of the certificate of incorporation
herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, , 2001.

                                            /s/
                                            ------------------------------------
                                            Name:
                                            Title:

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/14/2001
  010126517 -- 2470550

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